As filed with the Securities and Exchange Commission on August 30, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Allarity Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-2147982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

24 School Street, 2nd Floor
Boston, Massachusetts 02108

Telephone: (401) 426-4664

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas H. Jensen

Chief Executive Officer

24 School Street, 2nd Floor
Boston, Massachusetts 02108

Telephone: (401) 426-4664

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William N. Haddad, Esq.

Arif Soto, Esq.

Venable LLP

151 W. 42nd Street, 49th Floor

New York, New York 10036

Telephone: (212) 307-5500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may change. The selling stockholders may not sell these securities pursuant to this registration statement until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 30, 2024

PROSPECTUS

18,529,000 Shares of Common Stock

On August 19, 2024, we consummated an offering (the “Offering”) contemplated by that certain Securities Purchase Agreement (the “Purchase Agreement”), dated August 19, 2024, by and among us and the selling stockholders identified in this prospectus (the “Selling Stockholders”).

This prospectus relates to the resale of up to an aggregate of 18,529,000 shares of common stock, par value $0.0001 (the “Resale Shares”) issuable upon the conversion of Series A Convertible Redeemable Preferred Stock, par value of $0.0001 per share, (the “Preferred Shares”) by the Selling Stockholders. For information about the Selling Stockholders, see the section titled “Selling Stockholders.”

This registration statement is being filed due to registration rights set forth in (i) the Registration Rights Agreement dated August 19, 2024 (the “Registration Rights Agreement”) between us and the Selling Stockholders and (ii) the Purchase Agreement.

We will not receive any proceeds from the resale of the Resale Shares. We will bear all costs, expenses and fees in connection with the registration of the Resale Shares described above. The Selling Stockholders will bear all commissions and discounts, if any, attributable to its sales of the Resale Shares.

The Resale Shares represent approximately 30% of the outstanding shares of our common stock as of August 20, 2024, and approximately 30% of our public float. Given the substantial number of shares of our common stock being registered for potential resale by the Selling Stockholders pursuant to this prospectus, the sale of shares by the Selling Stockholders, or the perception in the market that the holders of a large number of shares intend to sell shares, could increase the volatility of the market price of our common stock or result in a significant decline in the public trading price of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. For more information, see the risk factor titled “Sales of our common stock registered for resale by the Selling Stockholders pursuant to this prospectus or the perception of such sales in the public market or otherwise could cause the market price for our common stock to decline” on page 3.

The Selling Stockholders identified in this prospectus may offer the Resale Shares from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The registration of the Resale Shares on behalf of the Selling Stockholders, however, does not necessarily mean that the Selling Stockholders will offer or sell their Resale Shares under this registration statement at any time in the near future or at all. We cannot predict when, or in what amounts, the Selling Stockholders may sell any of the Resale Shares. The timing and amount of any sale of the Resale Shares is within the sole discretion of the Selling Stockholders. We will pay all expenses of registering the Resale Shares, including legal and accounting fees. All selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. For additional information on the possible methods of sale that may be used by the Selling Stockholders, see the section titled “Plan of Distribution.”

Our common stock trades on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “ALLR.” On August 27, 2024, the closing sale price of our common stock as reported by Nasdaq was $0.1652 per share.

Investing in shares of our Common Stock involves risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August    , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may offer and sell the shares of our common stock described in this prospectus in one or more offerings. Any accompanying prospectus supplement or any related free writing prospectus may also add, update, or change information contained in this prospectus or in any documents incorporated by reference into this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement, and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation By Reference” before investing in the common stock offered hereby.

You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement, and any applicable free writing prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectus, or the documents incorporated by reference, is accurate as of any date other than the dates of those documents regardless of the time of delivery of this prospectus or prospectus supplement or any sale of the Resale Shares. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations, and prospects may have changed.

For investors outside the United States, neither we nor the Selling Stockholders have done anything that would permit this offering, or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus, in any jurisdiction where action for that purpose is required other than in the United States. Persons outside the United States who come into possession of this prospectus, any applicable prospectus supplement, or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Resale Shares and the distribution of this prospectus outside of the United States.

Unless otherwise stated or the context requires otherwise, when we refer to “Allarity,” “we,” “our,” “us,” and the “Company” in this prospectus, we mean Allarity Therapeutics, Inc., and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

Solely for convenience, tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these tradenames.

ii

The Company

Overview

We are a biopharmaceutical company focused on discovering and developing highly targeted anti-cancer drug candidates. Through the use of its Drug Response Predictor (DRP®) platform, we identify the value in drug assets that have otherwise been discontinued by identifying patient populations where these drugs are active. Our lead drug candidate is: the poly-ADP-ribose polymerase (PARP) inhibitor stenoparib, or Stenoparib.

Corporate Information

Our former parent, Allarity Therapeutics A/S, was founded in Denmark in 2004 by our Chief Executive Officer, Thomas H. Jensen, and our Chief Scientific Officer, Steen Knudsen, Ph.D., both of whom were formerly academic researchers at the Technical University of Denmark working to advance novel bioinformatic and diagnostic approaches to improving cancer patient response to therapeutics. On May 20, 2021, we entered a Plan of Reorganization and Asset Purchase Agreement (the “Recapitalization Share Exchange”), between us, Allarity Acquisition Subsidiary, our wholly owned Delaware subsidiary (“Acquisition Sub”), and Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark. Pursuant to the terms of the Recapitalization Share Exchange, our Acquisition Sub acquired substantially all of the assets and liabilities of Allarity Therapeutics A/S in exchange for shares of our common stock on December 20, 2021, and our common stock began trading on the Nasdaq Global Market on that same day.

Our principal executive offices are located at 24 School Street, 2nd Floor, Boston, MA 02108 and our telephone number is (401) 426-4664. Our corporate website address is www.allarity.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Resale Shares to be offered hereby:	Up to 18,529,000 Resale Shares issuable upon conversion of our Preferred Shares.

Use of Proceeds:	We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders.

Risk Factors:	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in the Resale Shares.

Nasdaq Exchange Symbol:	ALLR

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference.

Risks Related to this Offering

Sales of our common stock registered for resale by the Selling Stockholders pursuant to this prospectus or the perception of such sales in the public market or otherwise could cause the market price for our common stock to decline.

The sale of shares of our common stock in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could reduce the prevailing market price of shares of our common stock and increase the volatility of our share price. These sales, or the possibility that these sales may occur, also might make it more difficult for us:

(i)	to sell equity securities in the future at a time and at a price that we deem appropriate; and

(ii)	to comply with the Nasdaq listing standards with regard to the minimum bid price of our common stock.

Resales of our common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

The shares of common stock being offered for resale pursuant to this prospectus by the Selling Stockholders represent approximately 30% of the outstanding shares of common stock as of August 20, 2024 and approximately 30% of our public float. After the registration statement, of which this prospectus is a part, is effective and until such time that it is no longer effective, the registration statement registering the Resale Shares will permit the resale of these shares. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time.

USE OF PROCEEDS

All of the Resale Shares offered by the Selling Stockholders will be sold by them for their account. We will not receive any of the proceeds from these sales.

The Selling Stockholders will receive all of the net proceeds from the sale of the Resale Shares under this prospectus. The Selling Stockholders will pay any underwriting, broker-dealer or agent discounts, concessions and commissions, and expenses incurred by the Selling Stockholders for accounting, tax, and legal services and any other expenses incurred by the Selling Stockholders in disposing of the Resale Shares, unless otherwise agreed to by us. We will be responsible for the reasonable and documents fees and expenses of one firm of attorneys retained by the Selling Stockholders in connection with the sale of the Resale Shares and shall bear all other costs, fees, and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus.

SELLING STOCKHOLDERS

Subject to the terms of the Purchase Agreement, the Selling Stockholders may from time to time offer and sell any or all of the Resale Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

The following table sets forth, as of August 20, 2024, the name of the Selling Stockholders, the aggregate number of shares of our common stock beneficially owned by the Selling Stockholders, the number of shares of our common stock that may be sold by the Selling Stockholders under this prospectus and the number of shares of our common stock that the Selling Stockholders will beneficially own after this offering. For purposes of the table below, we have assumed that after this offering, none of the shares of common stock covered by this prospectus will be beneficially owned by the Selling Stockholders. In addition, we assume that the Selling Stockholders has not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the entity named in the table has sole voting and sole investment power with respect to all securities that it beneficially owns.

The Selling Stockholders may sell or otherwise transfer all, some or none of such shares in this offering. See the section titled “Plan of Distribution.”

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
	Number(2)	%(1)	Number(2)	Number	%
Streeterville Capital, LLC	8,999,800	15%	8,999,800	—	—
Olmstead Investments, LLC	5,294,000	9%	5,294,000	—	—
Newey Enterprise, LLC	2,647,000	4%	2,647,000	—	—
Carolyn Bever	529,400	1%	529,400	—	—
Sand Hill Asset Protection Trust	1,058,800	2%	1,058,800	—	—

(1)	The percentage of beneficial ownership before this offering is calculated based on 42,379,504 shares of our common stock outstanding as of August 20, 2024.

(2)	Shares beneficially owned consists of 18,529,000 shares of common stock that would be issuable upon conversion of the Preferred Shares within 60 days of August 20, 2024. The Selling Stockholders and their affiliates are restricted from beneficially owning more than 19.99% of our outstanding shares of common stock (the “Ownership Blocker”), until such time, if any, that our stockholders have approved removal of the Ownership Blocker in accordance with Nasdaq Listing Rule 5635(b). This prospectus registers the resale of all shares of our common stock underlying the Preferred Shares, notwithstanding the Ownership Blocker.

Information for any additional Selling Stockholders, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholders’ shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares of common stock registered on its behalf. A Selling Stockholders may sell or otherwise transfer all, some or none of such shares of common stock in this offering. See the section titled “Plan of Distribution.”

PLAN OF DISTRIBUTION

Resales by Selling Stockholders

We are registering the resale of the Resale Shares on behalf of the Selling Stockholders pursuant to the terms of the Registration Rights Agreement, which agreement is incorporated herein by reference. The term “Selling Stockholders” also includes persons who obtain the Resale Shares from the Selling Stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction.

Types of Sale Transactions

The Selling Stockholders may offer and sell the Resale Shares, from time to time, following the effectiveness of the registration statement to which this prospectus is a part. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale. The Resale Shares may be sold at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

The Selling Stockholders may sell their Resale Shares by one or more of, or a combination of, the following methods to the extent permitted by applicable rules and regulations or additional obligations of the Selling Stockholders due to our corporate governance documents including but not limited to our insider transaction policy:

●	disposition on any national securities exchange on which our common stock may be listed at the time of the sale;

●	disposition in the over-the-counter markets;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions of sale to multiple purchasers or to a single purchaser;

●	short sales;

●	writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	disposition in one or more underwritten offerings on a best efforts basis or firm commitment basis;

●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	in distributions to members, limited partners or stockholders of Selling Stockholders;

●	under Rule 144, Rule 144A, or Regulation S under the Securities Act, if available, rather than under this prospectus;

●	a combination of any such methods of sale; or

●	any other method permitted by applicable law.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. We do not know of specific arrangements by the Selling Stockholders for the sale of their Resale Shares. The aggregate proceeds to the Selling Stockholders from any sale of the Resale Shares offered by them will be the purchase price of the Resale Shares less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with its respective agents from time to time, to reject, in whole or in part, any proposed purchase of the Resale Shares to be made directly or through agents. We will not receive any of the proceeds from any such sale.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). We may suspend the sale of securities by the Selling Stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information, and we may file a post-effective amendment to the registration statement of which this prospectus is a part to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required and permitted, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder. The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of the securities owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer shares of the securities in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that participate in the sale of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders are subject to the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify each seller of Resale Shares, each of its employees, advisors, agents, representatives, partners, officers, and directors, and each person who controls such seller (within the meaning of the Securities Act), and any agent or investment advisor thereof against certain liabilities arising under the Securities Act from sales of the Resale Shares. The Selling Stockholders may agree to indemnify any agent, broker, or dealer that participates in sales of the Resale Shares against liabilities arising under the Securities Act from sales of the Resale Shares.

We have agreed to pay certain expenses incurred in connection with the registration and sale of the Resale Shares covered by this prospectus, including, among other things, all registration and filing fees (including SEC, Nasdaq, and state blue sky registration and filing fees), printing expenses, and the fees and disbursements of our outside counsel and independent accountants, but excluding underwriting discounts and commissions.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of our common stock may not simultaneously engage in market-making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). Once sold under the registration statement of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Venable LLP has passed upon the validity of the securities of Allarity Therapeutics, Inc. offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements of Allarity Therapeutics, Inc. incorporated in this Registration Statement on Form S-3 by reference from Allarity Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report (which contains an emphasis of matter paragraph relating to the Company’s ability to fund its future operations as described in Note 1 to the financial statements), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should read the actual documents for a more complete description of the relevant matters.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.allarity.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed under the Exchange Act:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 8, 2024, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on April 29, 2023;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 14, 2024 and August 5, 2024, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on January 19, 2024, January 25, 2024, February 1, 2024, February 14, 2024, March 1, 2024, March 4, 2024, March 15, 2024, March 20, 2024, April 4, 2024, May 21, 2024, May 24, 2024, June 6, 2024, June 21, 2024, July 22, 2024, and August 21, 2024;

●	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 13, 2021, as updated by Exhibit 4(vi) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 13, 2023, and any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. All such documents are deemed to be part of this prospectus from the date of the filing of such reports and documents.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. No additional information is deemed to be part of or incorporated by reference into this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by writing or calling us at the following address and telephone number:

Allarity Therapeutics, Inc.

24 School Street, 2nd Floor
Boston, Massachusetts 02108

Telephone: (401) 426-4664

Attn.: Chief Financial Officer

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

18,529,000 Shares of Common Stock

PROSPECTUS

                               , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses that we may incur in connection with the securities being registered hereby. All amounts shown are estimates except for the SEC registration fee.

We will bear all costs, expenses, and fees in connection with the registration of the securities. The Selling Stockholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to the sale of their securities.

SEC registration fee	$451
Legal fees and expenses	$50,000
Accounting fees and expenses	$30,000
Printing and miscellaneous fees and expenses	$500
Total	$80,951

Item 15. Indemnification of Officers and Directors.

Section 145 of Title 8 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation, within certain limitations, to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement and reasonably incurred by such person in connection with any suit or proceeding to which such person is a party by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, as long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceedings, such person must have had no reasonable cause to believe that his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee, or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee, or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, our certificate of incorporation, as amended, allows for indemnification of our directors to the maximum extent permitted by the DGCL. Our amended and restated bylaws, as amended, provide for the indemnification of our directors and executive officers to the maximum extent permitted by the DGCL.

We have entered into indemnification agreements with our directors, whereby we have agreed to indemnify our directors to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director was, or is threatened to be made, a party by reason of the fact that such director is or was our director, provided that such director acted in good faith and in a manner that the director reasonably believed to be in, or not opposed to, our best interest.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Exchange Act, that might be incurred by any director or officer in his or her capacity as such.

The foregoing summaries are subject to the complete text of the DGCL and our certificate of incorporation, as amended, and our amended and restated bylaws, as amended, and are qualified in their entirety by reference thereto.

Item 16. Exhibits.

Exhibit Number	Description	Schedule Form	File Number	Incorporated by Exhibit Reference	Filing Date	Filed Herewith
4.1	Specimen Common Stock Certificate of Allarity Therapeutics, Inc.	S-4/A	333-259484	4.1	September 29, 2021
5.1	Opinion of Venable LLP					X
23.1	Consent of Wolf & Company, P.C., independent registered public accounting firm					X
23.2	Consent of Venable LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (reference is made to the signature page hereto)					X
107	Filing Fee Table					X

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on August 30, 2024.

ALLARITY THERAPEUTICS, INC.

By:	/s/ Thomas H. Jensen
Name:	Thomas H. Jensen
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints Thomas H. Jensen and Joan Y. Brown, and each of them, and as his or her attorneys-in-fact, each with the power of substitution and resubstitution, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-3 or other applicable form and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas H. Jensen	Chief Executive Officer and Director	August 30, 2024
Thomas H. Jensen	(Principal Executive Officer)

/s/ Joan Y. Brown	Chief Financial Officer	August 30, 2024
Joan Y. Brown	(Principal Financial and Accounting Officer)

/s/ Gerald W. McLaughlin	Chairman of the Board of Directors	August 30, 2024
Gerald W. McLaughlin

/s/ Joseph W. Vazzano	Director	August 30, 2024
Joseph W. Vazzano

/s/ Laura E. Benjamin	Director	August 30, 2024
Laura E. Benjamin

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